UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2013 (June 25, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events
On June 25, 2013, GRT WSP-LC Holdings LLC (“Purchaser”), an affiliate of Glimcher Realty Trust (the “Registrant”), completed its purchase of the 60% joint venture interest in Glimcher WestShore Holdings, LLC (“WestShore Holdings”) for $111.8 million (the “Purchase Price”). The aforementioned joint venture interest was acquired from an affiliate of Blackstone Real Estate Partners VI (“Blackstone”). The Purchaser's execution of the purchase and sale agreement with the Blackstone affiliate was previously reported on a Form 8-K filed by the Registrant with the Securities and Exchange Commission (“SEC”) on June 6, 2013. With this acquisition, WestShore Holdings became a wholly-owned affiliate of the Registrant. WestShore Holdings is the indirect parent company of Glimcher Westshore, LLC (“Glimcher Westshore”), a Delaware limited liability company that is the fee owner and operator of WestShore Plaza (“WestShore”), an enclosed regional mall with approximately 1.1 million square feet of gross leasable area that is located in Tampa, Florida. As a result of this transaction, the Registrant indirectly owns 100% of the interests in Glimcher Westshore, including ownership and control of WestShore.

The Purchase Price is comprised of Blackstone's pro-rata share of the $119.6 million mortgage debt (the “Loan”) encumbering the Property, which the Registrant assumed in connection with the transaction, and the cash purchase price of $40 million. The Loan remained in place after the transaction was completed and is now included with the Registrant's other long-term indebtedness for its consolidated real estate entities.
Financial statements required to comply with the rules and regulations of the SEC, including Rule 3-14 of Regulation S-X for the purchase of the joint venture interest (which individually is not considered significant within the meaning of Rule 3-14 of Regulation S-X), and pro forma financial statements reflecting the effect of this purchase are included herein under Item 9.01.

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, failure to comply or remain in compliance with covenants in our debt instruments, failure to achieve projected returns on our development properties during the stabilization periods than our development properties historically have due to rent reduction arrangements with development tenants, inability to exercise available extension options on debt instruments, failure of the Registrant to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in the Registrant's reports filed with the SEC or otherwise publicly disseminated by the Registrant.

ITEM 9.01    Financial Statements and Exhibits

(a)	Financial Statements

Glimcher Westshore, LLC
Independent Auditor's Report
Statements of Revenues and Certain Expenses for the period from January 1, 2013 to June 24, 2013 and the year ended December 31, 2012.
Notes to Statements of Revenues and Certain Expenses.

(b)	Pro Forma Financial Information for the Registrant and its Subsidiaries (Unaudited).
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013.
Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013.
Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2013.
Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2013.
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012.
Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for year ended December 31, 2012.

(c)	Pro Forma Statement of Estimated Taxable Operating Results and Cash to be Made Available by Operations.

(d)	Exhibits.
23.1 Consent of BDO USA, LLP.

Independent Auditor's Report

Board of Trustees and Shareholders
Glimcher Realty Trust
Columbus, Ohio

We have audited the accompanying statement of revenues and certain expenses of Glimcher Westshore, LLC for the year ended December 31, 2012.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a statement of revenues and certain expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to Glimcher Westshore, LLC's preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the statement of revenues and certain expenses, as described in Note 1, of Glimcher Westshore, LLC for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Current Report on Form 8-K of Glimcher Realty Trust, as described in Note 1 to the statement of revenues and certain expenses, and is not intended to be a complete presentation of Glimcher Westshore, LLC's revenues and expenses.

/s/ BDO USA, LLP

Chicago, Illinois
September 20, 2013

Glimcher Westshore, LLC
Statements of Revenues and Certain Expenses
(dollars in thousands)

	For the period from January 1, 2013 to June 24, 2013 (unaudited)	For the year ended December 31, 2012
Revenues:
Minimum rents	$6,577	$13,684
Percentage rents	63	488
Tenant reimbursements	2,566	5,495
Other	327	906
Total Revenues	9,533	20,573

Expenses:
Property operating expenses	2,164	4,626
Real estate taxes	989	2,089
Provision for doubtful accounts	83	353
Other operating expenses	117	313
General and administrative	9	17
Total Expenses	3,362	7,398
Revenues in excess of certain expenses	$6,171	$13,175

Glimcher Westshore, LLC
Notes to the Statements of Revenues and Certain Expenses
For the Period from January 1, 2013 to June 24, 2013 (unaudited) and the Year Ended December 31, 2012
(dollars in thousands)

1.	Background and Basis Presentation

Glimcher WestShore, LLC (“Glimcher WestShore”) was an indirect subsidiary of a 60%/40% joint venture between BRE/GRJV Holdings, LLC, an affiliate of The Blackstone Group (“Blackstone”), and GRT WSP-LC Holdings, LLC, an affiliate of Glimcher Realty Trust (the “Company”), for the purpose of operating and holding for long-term investment the real property and improvements located in Tampa, Florida known as WestShore Plaza (“WestShore”). WestShore is a fully enclosed regional mall with approximately 1.1 million square feet of gross leasable area (unaudited). On June 25, 2013, GRT WSP-LC Holdings, LLC purchased Blackstone's 60% interest in Glimcher Westshore for $111,800. The purchase price is comprised of the assumption of Blackstone's pro rata share of the $119,600 mortgage debt which encumbers WestShore and a cash payment to Blackstone of $40,000. GRT WSP-LC Holdings, LLC owns 100% of the interest in Glimcher Westshore as a result of this acquisition.

The accompanying statements of revenues and certain expenses (the “Statements”) have been prepared on the accrual basis of accounting.  The Statements have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (“SEC”), Regulation S-X, Rule 3-14, and for inclusion in a Current Report on Form 8-K of the Company.  The Statements are not intended to be a complete presentation of the revenues and expenses of Glimcher WestShore.  Certain expenses, primarily depreciation and amortization, interest, property management fees and other costs not directly related to the future operations of Glimcher WestShore, have been excluded.

The statement of revenues and certain expenses for the period from January 1, 2013 to June 24, 2013 is unaudited; however, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the revenues and certain expenses for the interim period have been included. Revenues and certain expenses for the interim period are not necessarily indicative of the results that may be expected for the full year.

Material subsequent events have been evaluated through September 20, 2013, the date the financial statements were filed with the SEC.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Minimum rents are recognized on an accrual basis over the terms of the related leases on a straight-line basis.  Percentage rents, which are based on tenants' sales as reported to the Company, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants' leases.  The percentage rents are recognized based upon the measurement dates specified in the leases which indicate when the percentage rent is due. Recoveries from tenants for real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period that the applicable costs are incurred.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the property and include maintenance, utilities, and repair costs that are expected to continue in the ongoing operations of Glimcher WestShore.  Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the Statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the Statements and accompanying footnotes. Actual results could differ from those estimates.

Notes to the Statements of Revenues and Certain Expenses
For the Period from January 1, 2013 to June 24, 2013 (unaudited) and the Year Ended December 31, 2012
(dollars in thousands)

3.	Future Minimum Rental Income

Glimcher WestShore receives rental income from the leasing of retail shopping space at WestShore under operating leases with expiration dates currently through the year 2023.  The minimum future base rentals under non-cancelable operating leases as of December 31, 2012 are as follows:

Year Ending December 31,	Amount
2013	$13,211
2014	12,394
2015	11,185
2016	9,616
2017	8,280
Thereafter	18,183
Total	$72,869

Minimum future base rentals do not include amounts which may be received from certain tenants based upon a percentage of their gross sales or as reimbursement of real estate taxes and property operating expenses. For the period from January 1, 2013 to June 24, 2013 revenue from the property's largest tenant, Saks Fifth Avenue ("Saks"), was approximately 12.0% of total revenues. For the year ended December 31, 2012 revenue from Saks and AMC Theaters was approximately 11.6% and 10.1% of total revenues, respectively. No other single tenant accounted for more than 10.0% of rental income during the period from January 1, 2013 to June 24, 2013 or the year ended December 31, 2012. On June 30, 2013, Sak's terminated their lease with Glimcher WestShore.

Glimcher Realty Trust
Pro Forma Financial Information Introduction
(unaudited)

The acquisition of Glimcher WestShore was reflected in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2013. The provisional purchase price allocation disclosed in the Company's Form 10-Q was prepared using the best available information at the time of the preparation of those financial statements. Items such as land, building, improvements and equipment, deferred costs, above/below-market lease intangibles, and in-place lease intangibles were recorded at provisional amounts. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 2013 was prepared to reflect the provisional purchase price allocation for Glimcher WestShore based upon additional information the Company has received. Accordingly, those adjustments are presented herein.

The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013, and the year ended December 31, 2012, have been prepared to reflect the effect of the acquisition of the remaining 60% interest in Glimcher WestShore as if the transaction had occurred on January 1, 2012.

The pro forma unaudited consolidated statements of operations have also been adjusted to reflect the results of operations of both University Park Village and Pearlridge Center (collectively, the "Previously Disclosed Acquisitions") for the period from January 1, 2012 through the respective acquisition dates. The acquisitions of Town Center Crossing and Malibu Lumber Yard, which both occurred during 2012, have not been included in the pro forma unaudited consolidated statements of operations as their results do not have a material effect on the financial statements. These acquisitions are reflected in the historical consolidated balance sheet as of June 30, 2013.

These unaudited pro forma condensed consolidated statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's report on Form 10-Q for the quarter ended June 30, 2013. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the acquisition. As of June 30, 2013, the Company estimated the purchase price allocation for Glimcher WestShore based upon management's best available information at that time. The provisional measurements of fair value reflected in the unaudited proforma consolidated financial statements contained herein continue to be subject to change and such changes could be significant. The Company expects to finalize the purchase price allocation as soon as practical, but no later than one year from the acquisition date.

The pro forma condensed consolidated financial statements are based upon assumptions and estimates considered appropriate by the Company's management; however they are unaudited and are not necessarily, and should not be assumed to be, indicative of the consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated on the date presented, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

Glimcher Realty Trust
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2013
(unaudited)
(dollars in thousands)

	Historical (1)	Pro Forma Adjustments		Pro Forma
Assets
Investment in real estate:
Land	$394,451	$270	(2)	$394,721
Buildings, improvements and equipment	2,592,069	2,073	(3)	2,594,142
Developments in progress	105,471	—		105,471
	3,091,991	2,343		3,094,334
Less accumulated depreciation	749,552	—		749,552
Property and equipment, net	2,342,439	2,343		2,344,782
Deferred costs, net	31,642	975	(4)	32,617
Investment in and advances to unconsolidated real estate entities	71,781	—		71,781
Investment in real estate, net	2,445,862	3,318		2,449,180

Cash and cash equivalents	19,625	—		19,625
Restricted cash	31,488	—		31,488
Tenant accounts receivable, net	32,154	—		32,154
Deferred expenses, net	16,561	—		16,561
Prepaid and other assets	51,705	2,932	(5)	54,637
Total assets	$2,597,395	$6,250		$2,603,645

Liabilities and Equity
Mortgage notes payable	$1,630,438	$—		$1,630,438
Notes payable	95,000	—		95,000
Accounts payable and accrued expenses	122,395	6,250	(6)	128,645
Distributions payable	20,369	—		20,369
Total liabilities	1,868,202	6,250		1,874,452
Total equity	729,193	—		729,193
Total liabilities and equity	$2,597,395	$6,250		$2,603,645

(1)	Represents amounts presented in the Company's Form 10-Q for the quarter ended June 30, 2013.

(2)
Adjustment represents the change in the estimated fair value of land based upon a preliminary purchase price valuation the Company has received since the preparation of the June 30, 2013 balance sheet reflected in the Company's Form 10-Q for the quarter ended June 30, 2013.

(3)
Adjustment represents the change in the estimated fair value of buildings, tenant improvements, and in-place lease value based upon a preliminary purchase price valuation the Company has received since the preparation of the June 30, 2013 balance sheet reflected in the Company's Form 10-Q for the quarter ended June 30, 2013.

(4)
Adjustment represents the change in the estimated fair value of leasing commissions based upon a preliminary purchase price valuation the Company has received since the preparation of the June 30, 2013 balance sheet reflected in the Company's Form 10-Q for the quarter ended June 30, 2013.

(5)
Adjustment represents the change in the estimated fair value of above-market leases based upon a preliminary purchase price valuation the Company has received since the preparation of the June 30, 2013 balance sheet reflected in the Company's Form 10-Q for the quarter ended June 30, 2013.

(6)
Adjustment represents the change in the estimated fair value of below-market leases based upon a preliminary purchase price valuation the Company has received since the preparation of the June 30, 2013 balance sheet reflected in the Company's Form 10-Q for the quarter ended June 30, 2013.

Glimcher Realty Trust
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2013
(unaudited)
(dollars and shares in thousands, except per share information)

	Historical (1)	Previously Disclosed Acquisitions (2)	Historical plus Previously Disclosed Acquisitions	WestShore Holdings Statement of Revenues and Certain Expenses (3)	Pro Forma Adjustments		Pro Forma
Revenues:
Minimum rents	$113,147	$86	$113,233	$6,577	$728	(4)	$120,538
Percentage rents	3,980	2	3,982	63	—		4,045
Tenant reimbursements	52,633	32	52,665	2,566	—		55,231
Other	17,966	—	17,966	327	(505)	(5)	17,788
Total revenues	187,726	120	187,846	9,533	223		197,602

Expenses:
Property operating expenses	37,999	6	38,005	2,164	—		40,169
Real estate taxes	21,764	33	21,797	989	—		22,786
Provision for doubtful accounts	1,707	—	1,707	83	—		1,790
Other operating expenses	16,202	—	16,202	117	—		16,319
Depreciation and amortization	53,376	—	53,376	—	5,105	(6)	58,481
General and administrative	13,793	—	13,793	9	—		13,802
Total expenses	144,841	39	144,880	3,362	5,105		153,347

Operating income	42,885	81	42,966	6,171	(4,882)		44,255

Interest income	10	—	10	—	4	(7)	14
Interest expense	37,306	45	37,351	—	2,546	(8)	39,897
Gain on remeasurement of equity method investment	19,227	—	19,227	—	(19,227)	(9)	—
Equity in income of unconsolidated real estate entities, net	13,311	—	13,311	—	(215)	(10)	13,096
Income from continuing operations	38,127	36	38,163	6,171	(26,866)		17,468
Less: Preferred share dividends	12,626	—	12,626	—	—		12,626
Less: Write-off related to preferred share redemption	9,426	—	9,426	—	—		9,426
Net income (loss) from continuing operations	$16,075	$36	$16,111	$6,171	$(26,866)		$(4,584)

Income (loss) per share (11)
Continuing operations - basic	$0.11						$(0.03)
Continuing operations - diluted	$0.11						$(0.03)
Weighted average common shares outstanding	143,973						143,973
Weighted average common shares outstanding and common share equivalents outstanding	146,865						146,865

(1)
Reflects the condensed consolidated continuing operations of the Company for the six months ended June 30, 2013. As such, revenues and expenses related to discontinued operations and the allocation of income or loss to noncontrolling interests are not included. See the historical consolidated financial statements and notes thereto presented in the Company's Form 10-Q for the quarter ended June 30, 2013.

(2)	Amount represents results from University Park Village, a property that was acquired by the Company on January 7, 2013, for the period January 1, 2013 through January 6, 2013.

(3)
Represents the revenues and certain expenses of Glimcher WestShore for the period January 1, 2013 through June 24, 2013 as presented in the statement of revenues and certain expenses included in this Form 8-K.

(4)	Represents the estimated amortization of net above/below-market leases recorded upon the acquisition of Glimcher WestShore.

(5)	Represents fees earned by the Company for the management and the leasing of WestShore, which are eliminated upon consolidation.

(6)
Reflects estimated depreciation expense. Depreciation expense is computed using a straight-line method and estimated useful lives for buildings and improvements using weighted average composite lives of forty years and three to ten years for equipment and fixtures.

(7)	Represents the amount of interest income earned by Glimcher WestShore for the period January 1, 2013 through June 24, 2013.

(8)
Represents interest on the mortgage for Glimcher WestShore that was assumed by the Company based upon the actual interest rates required by the loan agreement, which were disclosed in the Company's Form 10-Q for the quarter ended June 30, 2013.

(9)
Represents the elimination of the gain on remeasurement of equity method investment, which was recorded upon the acquisition of Glimcher WestShore. This gain was eliminated because it is a material, non-recurring amount that is a direct result of the transaction. This gain on remeasurement will be included in income of the Company for the year ended December 31, 2013.

(10)
Represents the elimination of the Company's pro rata share of the loss of Glimcher WestShore for the period from January 1, 2013 to June 24, 2013, which is reflected on a gross basis as a result of the acquisition of Glimcher WestShore.

(11)
Earnings (loss) per share is calculated in accordance with Accounting Standards Codification 260 - “Earnings per Share,” which requires the allocation of non-controlling interests between continuing and discontinued operations. The historical earnings per share amounts are the amounts reported in the Company's Form 10-Q for the quarter ended June 30, 2013.

Glimcher Realty Trust
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2012
(unaudited)
(dollars and shares in thousands, except per share information)

	Historical (1)	Previously Disclosed Acquisitions (2)	Historical plus Previously Disclosed Acquisitions	WestShore Holdings Statement of Revenues and Certain Expenses (3)	Pro Forma Adjustments		Pro Forma
Revenues:
Minimum rents	$196,147	$14,749	$210,896	$13,684	$1,456	(4)	$226,036
Percentage rents	9,815	842	10,657	488	—		11,145
Tenant reimbursements	96,361	7,911	104,272	5,495	—		109,767
Other	23,712	178	23,890	906	(706)	(5)	24,090
Total revenues	326,035	23,680	349,715	20,573	750		371,038

Expenses:
Property operating expenses	70,935	6,421	77,356	4,626	—		81,982
Real estate taxes	39,221	2,420	41,641	2,089	—		43,730
Provision for doubtful accounts	6,065	185	6,250	353	—		6,603
Other operating expenses	18,661	2,924	21,585	313	—		21,898
Depreciation and amortization	96,998	11,836	108,834	—	10,211	(6)	119,045
General and administrative	23,689	9	23,698	17	—		23,715
Impairment loss	18,477	—	18,477	—	—		18,477
Total expenses	274,046	23,795	297,841	7,398	10,211		315,450

Operating income (loss)	51,989	(115)	51,874	13,175	(9,461)		55,588

Interest income	71	1	72	—	4	(7)	76
Interest expense	70,667	2,442	73,109	—	3,417	(8)	76,526
Gain on remeasurement of equity method investment	25,068	(25,068)	—	—	—		—
Equity in loss of unconsolidated real estate entities, net	(10,127)	305	(9,822)	—	(369)	(9)	(10,191)
Loss from continuing operations	(3,666)	(27,319)	(30,985)	13,175	(13,243)		(31,053)
Less: Preferred share dividends	24,969	—	24,969	—	—		24,969
Less: Write-off related to preferred share redemption	3,446	—	3,446	—	—		3,446
Net loss from continuing operations	$(32,081)	$(27,319)	$(59,400)	$13,175	$(13,243)		$(59,468)

Loss per share (10)
Continuing operations - basic	$(0.23)						$(0.43)
Continuing operations - diluted	$(0.23)						$(0.43)
Weighted average common shares outstanding	135,152						135,152
Weighted average common shares outstanding and common share equivalents outstanding	137,624						137,624

(1)
Reflects the condensed consolidated continuing operations of the Company for the year ended December 31, 2012. As such, revenues and expenses related to discontinued operations and the allocation of income or loss to noncontrolling interests are not included. See the historical consolidated financial statements and notes thereto presented in the Company's Form 10-K for the year ended December 31, 2012.

(2)
Amounts represents results from University Park Village, a property that was acquired by the Company on January 7, 2013, for the period January 1, 2012 through December 31, 2012. The amounts also include the results from Pearlridge Center, a property that the Company acquired the remaining 80% interest in on May 9, 2012, for the period January 1, 2012 through May 8, 2012. The gain on remeasurement of the equity method investment reflected in the historical financial statements has also been eliminated since the gain was a material, non-recurring amount related directly to the acquisition of the remaining interest in Pearlridge Center.

(3)	Represents the revenues and certain expenses of Glimcher WestShore for the year ended December 31, 2012 as presented in the statement of revenues and certain expenses included in this Form 8-K.

(4)	Represents the estimated amortization of net above/below-market leases recorded upon the acquisition of Glimcher WestShore.

(5)	Represents fees earned by the Company for the management and the leasing of WestShore, which would be eliminated upon consolidation.

(6)
Reflects estimated depreciation expense. Depreciation expense is computed using a straight-line method and estimated useful lives for buildings and improvements using weighted average composite lives of forty years and three to ten years for equipment and fixtures.

(7)	Represents the amount of interest income earned by Glimcher WestShore for the year ended December 31, 2012.

(8)
Represents interest on the mortgage for Glimcher WestShore that was assumed by the Company based upon the actual interest rates required by the loan agreement, which were disclosed in the Company's Form 10-Q for the quarter ended June 30, 2013. This amount also includes amortization of the estimated fair value of the mortgage.

(9)
Represents the elimination of the Company's pro rata share of the income of Glimcher WestShore for the year ended December 31, 2012, which is reflected on a gross basis as a result of the acquisition of Glimcher WestShore.

(10)
Loss per share is calculated in accordance with Accounting Standards Codification 260 - “Earnings per Share,” which requires the allocation of non-controlling interests between continuing and discontinued operations. The historical earnings per share amounts are the amounts reported in the Company's Form 10-K for the year ended December 31, 2012.

Glimcher Realty Trust
Pro Forma Statement of Estimated Taxable Operating Results and Cash to be Made Available by Operations
(unaudited)

The following represents an estimate of the taxable operating results and cash to be made available by operations of Glimcher Realty Trust (including Glimcher WestShore) based upon the pro forma condensed and consolidated statement of operations for the year ended December 31, 2012. These estimated results do not purport to represent results of operations for the Registrant in the future and were prepared based on the assumptions outlined in the pro forma condensed consolidated statement of operations, which should be read in conjunction with this statement.

2012 Reconciliation between GAAP Net Income and Taxable Income
Pro Forma (Dollars in thousands)
Loss from continuing operations	$(31,053)
Net book depreciation in excess of tax depreciation	36,246
Stock options	1,338
Other book/tax differences	(462)
Estimated taxable operating income	6,069

Adjustments:
Depreciation	106,003
Net book depreciation in excess of tax depreciation	(36,246)
Estimated cash to be made available from operations	$75,826

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: September 20, 2013	By:	/s/ Mark E. Yale
Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)